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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          EINSTEIN BROS. BAGELS, INC.


          Einstein Bros. Bagels, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The corporation's present name is that shown above. The corporation was originally incorporated under the name Progressive Bagel Concepts, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on February 2, 1995.

          2. This Restated Certificate of Incorporation has been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware by the written consent of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon duly given in accordance with
Section 228 of said Law, and notice of such adoption has been duly given to stockholders who did not consent in writing to the adoption of this Restated Certificate of Incorporation as required by said Section 228. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

          3. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

     FIRST: The name of the corporation is Einstein/Noah Bagel Corp. (the "Company").

     SECOND: The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

     FOURTH: The total number of shares of stock which the Company shall have authority to issue is 220,000,000, 200,000,000 shares of which shall be Common Stock, $.01 par value per share (the "Common Stock") and 20,000,000 shares of which shall be Preferred Stock, $.01 par value per share ("Preferred Stock").

     FIFTH: The Company may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the
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resolution or resolutions providing for the issue of such series adopted by the
Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

                            SERIES A PREFERRED STOCK

     1. Designation; Number of Shares. 6,250 shares of Preferred Stock shall be designated Series A Preferred Stock (hereinafter sometimes referred to as the "Series A Preferred Stock").

     2. Dividend Rights.

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at a rate of $60 per share per annum and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding-up) on any class or series of stock of the Company ranking junior to the Series A Preferred Stock as to dividends or on liquidation, dissolution or winding-up shall be declared or paid or set apart for payment.

          (b) Dividends on the Series A Preferred Stock shall be payable, when and as declared by the Board of Directors, on February 15, May 15, August 15, and November 15 of each year, with the first dividend payment on November 15, 1995 (each such date being herein sometimes referred to as a "Dividend Payment Date"), except that if such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record as they appear on the books of the Company 30 days prior to the applicable Dividend Payment Date. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date as may be fixed by the Board of Directors of the Company. The amount of dividends payable per share of Series A Preferred Stock for each dividend period shall be computed by dividing by four the $60 annual rate.

          (c) Dividends on the Series A Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accruals of dividends shall not bear interest.

          (d) All dividends paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

          (e) No dividend may be declared on any other class or series of stock ranking on a parity with the Series A Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series A Preferred Stock like dividends for all quarterly periods coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

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     3. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any class or series of stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $1000 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up, and no more. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock and any class or series of stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up shall be insufficient to permit the payment to such stockholders of the full preferential amount payable to them, then all of such assets shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of any class or series of stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up in accordance with the amounts that would be payable in such distribution if the amounts to which the holders of the Series A Preferred Stock and the holders of any class or series of stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation, dissolution or winding up were entitled were paid in full.

     4. Automatic Conversion.

          (a) Each share of Series A Preferred Stock that remains outstanding on any date that shares of Common Stock of the Company are sold in an underwritten public offering shall automatically, and without any action on the part of the holder thereof or the Company, be converted into the number of fully paid and nonassessable shares of Common Stock of the Company that results from dividing the sum of $1000, and, at the holder's option, any dividends on such share accrued and unpaid prior to the Conversion Date, by 80% of the gross offering price per share to the public of the common stock sold in such public offering (the "Conversion Price"), such conversion to be effective immediately prior to the close of business on the date of the closing of the public offering (the "Conversion Date").

          (b) All rights with respect to shares of Series A Preferred Stock outstanding on the Conversion Date shall forthwith after the Conversion Date terminate, except only the right of the holders of such shares to receive Common Stock upon surrender of their certificates for the Series A Preferred Stock and the right to receive payments of any dividends accrued and unpaid at the Conversion Date which the holders have elected not to have converted into Common Stock of the Company, which shall be a debt of the Company.

          (c) The Company shall have no obligation to issue and deliver to any holder of Series A Preferred Stock on such date a certificate for the number of shares of Common Stock to which such holder shall be entitled until such time as such holder has surrendered the certificate or certificates for such Series A Preferred Stock, duly endorsed, at the office of the Company or any transfer agent for the Common Stock.

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          (d) If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph 4(d), be deliverable upon any conversion of the Series A Preferred Stock, the Company, in lieu of delivering such fractional share therefor, shall pay to the holder thereof an amount in cash equal to such fractional interest multiplied by the Conversion Price.

          (e) The Company shall, not later than the Conversion Date, reserve and have available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

          (f) In the case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation) in which shares of Common Stock of the Company are converted into (i) cash, (ii) stock or other securities which are traded on an established securities market, or a combination of the consideration described in clauses (i) and (ii) of this sentence, any shares of Series A Preferred Stock outstanding at the time of such merger or consolidation shall be automatically converted into consideration of the same type as that received by holders of Common Stock of the Company (and, in the event there is more than one type of consideration, in the same proportions as received by holders of the Common Stock) having an aggregate value equal to 125% of the aggregate liquidation preference of such shares of Series A Preferred Stock.

          (g) In the case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation) in which the shares of Common Stock of the Company are converted into shares of common stock of the surviving corporation which are not traded on an established securities market, the corporation resulting from such consolidation or surviving such merger shall make adequate provision so that any shares of Series A Preferred Stock outstanding at the time of such merger or consolidation shall be converted into shares of preferred stock of such surviving corporation (i) that are convertible into shares of common stock of such corporation on the same basis as the shares of Series A Preferred Stock are convertible into Common Stock of the Company and (ii) having the same terms as the Series A Preferred Stock. The provisions of this Section 4(g) shall apply to successive consolidations and mergers.

     5. Redemption.

          (a) At any time after February 10, 1999, and from time to time thereafter, the Company may redeem, out of funds legally available for such purpose, any or all shares of the Series A Preferred Stock then outstanding at a price per share equal to $1250 plus any accrued and unpaid dividends thereon as of the date such redemption is effected. The Company shall mail written notice of each redemption of Series A Preferred Stock pursuant to this paragraph 5(a) to each holder of record as shown on the books of the Company 30 days prior to the date fixed for redemption, specifying the redemption date, the number of shares to be redeemed and the number of shares of such holder to be redeemed.
In the event the Company redeems less than all shares of the Series A Preferred Stock then outstanding, the shares of the Series A Preferred

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Stock shall be redeemed from the holders of Series A Preferred Stock pro rata
(as nearly as practicable) in proportion to the number of shares of Series A Preferred Stock held by each of them.

          (b) Except to the extent prohibited by agreements governing indebtedness or other financing of the Company, the Company shall redeem up to one-third of the outstanding shares of the Series A Preferred Stock in the event it receives, at any time after each of the following dates, a notice in writing signed by the holder or holders of a majority of the outstanding shares of Series A Preferred Stock requesting such a redemption, which redemption shall occur on the date specified in the notice and at a price per share equal to $1250 plus an accrued and unpaid dividends thereon as of the date such redemption is effected: February 28, 1998, May 1, 1998 and August 1, 1998. Except to the extent prohibited by agreements governing indebtedness or other financing of the Company, Company shall also redeem all of the outstanding shares of the Series A Preferred Stock in the event it receives, at any time after the Company has failed to pay three consecutive quarterly dividends on the Series A Preferred Stock, a notice in writing signed by the holder or holders of a majority of the outstanding shares of Series A Preferred Stock requesting such a redemption, which redemption shall occur on the date specified in the notice and at a price per share equal to $1250 plus accrued and unpaid dividends thereon as of the date such redemption is effected. If the funds of the Company legally available for redemption of shares of the Series A Preferred Stock are insufficient to redeem the total number of shares to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of shares, which shares shall be redeemed from the holders of Series A Preferred Stock pro rata (as nearly as practicable) in proportion to the number of shares of Series A Preferred Stock held by each of them. As and when additional funds of the Company are legally available for the redemption of shares, such funds shall immediately be applied in the same manner to redeem the balance of the shares which the Company has become obligated to redeem.

          (c) In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof, without cost to such holder, promptly after surrender of the certificate representing the redeemed shares.

          (d) No share of Series A Preferred Stock is entitled to any dividends accruing after the date such share has been redeemed. On such date dividends will cease to accrue, all rights of the holder of such shares as such holder will cease, and such shares will not be deemed to be outstanding.

     6. Voting Rights. Except as required by law, the Series A Preferred Stock shall have no voting rights.

     7. Status. Shares of Series A Preferred Stock which have been issued and reacquired in any manner by the Company shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the Series A Preferred Stock or as part

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of a new series of Preferred Stock or as part of any other series of Preferred
Stock the terms of which do not prohibit such reissue.

     8. Changes in Capitalization. The creation, authorization or issuance of any shares of any capital stock of the Company, whether ranking junior or senior to, or on a parity with, the shares of Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up (any such shares being herein referred to as "Additional Shares"), the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any Additional Securities, the creation of any indebtedness of any kind of the Company, or the increase or decrease in the amount of authorized capital stock of any class, including the Preferred Stock, or any increase, decrease or change in the par value of any such class other than the Series A Preferred Stock, shall not require the consent of the holders of Series A Preferred Stock and shall not be deemed to alter or change the powers, preferences or special rights of shares of Series A Preferred Stock so as to affect them adversely; provided, however, that the Company shall not issue shares designated Series A Preferred Stock after the initial issuance of shares designated Series A Preferred Stock without the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock.

                               __________________

     SIXTH: The duration of the Company shall be perpetual.

     SEVENTH: (a) Except as may be provided pursuant to resolutions of the Board of Directors adopted pursuant to the provisions of this Certificate of Incorporation establishing any series of Preferred Stock granting to holders of shares of such series of Preferred Stock the right to elect additional directors under specified circumstances, the number of directors of the Company shall be determined from time to time, and directors of the Company shall be elected, in the manner described in the Bylaws.

     (b) Except as otherwise provided in a resolution of the Board of Directors adopted pursuant to the provisions of this Certificate of Incorporation establishing a series of Preferred Stock and creating in the holders of shares of such series the right to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders, and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     EIGHTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

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     NINTH: Unless and except to the extent that the Bylaws of the Company shall so require, the election of directors of the Company need not be by written ballot.

     TENTH: The Board of Directors may from time to time make, amend, supplement, or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors; and provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

     ELEVENTH: The Company reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TWELFTH: (a) A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director and occurring prior to such amendment or repeal.

     (b)(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer or employee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as such a director, officer, or employee or in any other capacity while serving as such a director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be such a director, officer, or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The

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right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Company the expenses incurred by defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director of officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Company may, by action of its Board of Directors, provide indemnification to any person who is or was an employee or agent of the Company and to any person who is or was serving at the request of the Company as a director, officer, or employee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, with the same scope and effect as the foregoing indemnification set forth in the first sentence of this paragraph (b)(1).

     (2) If a claim under subparagraph (b)(1) is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which made it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     (4) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the

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Company would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

     (5) Any repeal or modification of this paragraph (b) by the stockholders of the Company shall not adversely affect any right or protection of a person with respect to any act or omission occurring prior to the time of such repeal or modification.

     THIRTEENTH: The Company expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be executed by its duly authorized officers this 26th day of June, 1996.


                                               /s/ Paul A. Strasen
                                             -----------------------
                                                  Vice President

Attest:


  /s/ Joel Alam
- -----------------
    Secretary

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